     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY   , 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      INTERNATIONAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                33-0001212
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)               Identification Number)

                           --------------------------

                           23456 HAWTHORNE BOULEVARD
                           TORRANCE, CALIFORNIA 90505
                                 (310) 378-9933
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                    COPY TO:
                             ANDREW E. BOGEN, ESQ.
                            Gibson, Dunn & Crutcher
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                                 (213) 229-7000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED
                                                                          MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO      OFFERING PRICE         AGGREGATE        REGISTRATION
           SECURITIES TO BE REGISTERED               BE REGISTERED     PER UNIT (1)     OFFERING PRICE (1)         FEE
Common Stock ($1.00 par value)....................  358,378 shares         $2.56             $917,448            $316.36

(1) Estimated solely for the purpose of determining the registration fee. Calculated on the basis of the average of the high and low sales prices per share of the Registrant's Common Stock as reported by the New York Stock Exchange, Inc. on July 1, 1996 (the Registrant previously paid fees in the amount of $339.84 on June 28, 1996).

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY   , 1996

PROSPECTUS

                      INTERNATIONAL TECHNOLOGY CORPORATION
                                  COMMON STOCK
                               ($1.00 PAR VALUE)
                                 358,378 SHARES

    This Prospectus relates to 358,378 shares of Common Stock, par value $1.00 per share ("Common Stock"), of International Technology Corporation, a Delaware corporation (the "Company"), which may be offered for sale from time to time by the shareholders of the Company listed herein under "Selling Shareholders" (the "Selling Shareholders"). The shares of Common Stock offered hereby (hereinafter, the "Securities") were issued to the Selling Shareholders in connection with the acquisition of Gradient Corporation, a Massachusetts corporation ("Gradient") by IT Corporation, a California corporation and a wholly-owned subsidiary of the Company. The Company is registering the Securities pursuant to the terms of the Stock Purchase and Sale Agreement dated February 21, 1996 (the "Stock Purchase Agreement") among the Company, IT Corporation, and the Selling Shareholders in order to provide the holders thereof with freely tradeable securities, but the registration of the Securities does not necessarily mean that all or any of the Securities will be sold by the Selling Shareholders.

    The Company will not receive any of the proceeds from the sale of the Securities. The Company will pay all of the expenses associated with the registration of the Securities, estimated to be approximately $13,616. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Securities.

    See "Risk Factors" on pages 3 through 7 for certain considerations relevant to an investment in the Securities.

    The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE") under the symbol "ITX." On July 1, 1996, the last reported sale price per share of the Common Stock, as quoted on the NYSE, was $2.625.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION  NOR  HAS THE
     COMMISSION OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON  THE
       ACCURACY  OR ADEQUACY  OF THIS  PROSPECTUS. ANY REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS JULY   , 1996.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration
Statements"), File No. 333- , of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information regarding the Company and the Securities, reference is hereby made to the Registration Statement, the exhibits to the Registration Statement, and the documents incorporated by reference into the Registration Statement, which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and the PSE, 301 Pine Street, San Francisco, California 94104, on which the shares of Common Stock of the Company are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are by this reference incorporated in and made a part of this Prospectus: (i) the Annual Report on Form 10-K for the fiscal year ended March 29, 1996, File No. 1-9037;
(ii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 1, 1992, together with any amendment or report filed with the Commission for the purpose of updating such description;
(iii) the Current Report on Form 8-K filed July 3, 1996; and (iv) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to International Technology Corporation, Attention: Philip H. Ockelmann, 23456 Hawthorne Boulevard, Torrance, California 90505, telephone number (310) 378-9933.

                                  THE COMPANY

    The Company provides a wide range of environmental management services and technologies, including the assessment, decontamination and remediation of situations involving hazardous materials and pollution prevention and minimization, to governmental and commercial entities predominately in the United States. The Company's business strategy is to provide environmental services on a full-service basis, particularly by focusing on its capabilities to manage complex environmental issues from the initial assessment of the level and extent of contamination through the design, engineering and execution of a solution that minimizes total cost to the client. Demand for the Company's services is heavily influenced by the level of enforcement of environmental laws and regulations, funding levels for government projects and spending patterns of commercial clients.

    The Company's Common Stock is listed on the NYSE under the symbol "ITX." The principal offices of the Company are located at 23456 Hawthorne Boulevard, Torrance, California 90505, telephone number (310) 378-9933. The Company was incorporated in Delaware in 1983.

                                  RISK FACTORS

    The Securities offered hereby are speculative in nature and involve a high degree of risk. In addition to the other information included elsewhere in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Securities offered by this Prospectus.

CLOSURE OF INACTIVE DISPOSAL SITES AND POTENTIAL CERCLA LIABILITIES

    In December 1987, the Company's Board of Directors adopted a strategic restructuring program that included a formal plan to divest its transportation, treatment and disposal operations. Pursuant to this program, two of the Company's four inactive treatment, storage and disposal facilities in Northern California have been formally closed and the other two are in the process of formal closure.

    Closure and post-closure costs are incurred over a significant number of years and are subject to a number of variables including, among others, completion of negotiations regarding specific site closure and post-closure plans with applicable regulatory agencies. The Company has estimated the impact of closure and post-closure costs in the provision for loss on disposition; however, closure and post-closure costs could be higher than estimated if regulatory agencies were to require closure and/or post-closure procedures significantly different than those in the plans developed by the Company or if there are additional delays in the closure plan approval process. As of March 29, 1996, the Company's consolidated balance sheet included accrued liabilities of approximately $42,000,000 to complete the closure and post-closure of its disposal facilities and the potentially responsible party (PRP) matters discussed below.

    The carrying value of the long-term assets of transportation, treatment and disposal discontinued operations of $41,705,000 at March 29, 1996 is principally comprised of residual land at the inactive disposal facilities and assumes that sales will occur at current market prices estimated by the Company based on certain assumptions (entitlements, development agreements, etc.), taking into account market value information provided by independent real estate appraisers. In regard to any of the residual land, there is no assurance as to the timing of sales or the Company's ability to ultimately liquidate the land for the sale prices assumed. Consequently, if the assumptions used to determine such prices are not realized, the value of the land could be materially different from the current carrying value which could, in turn, require an increase in the provision for loss on disposition.

    There are several disposal sites, including the Operating Industries, Inc. Superfund site, at which the Company has been named a PRP under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") or has otherwise been identified as responsible for site cleanup and at which the U.S. Environmental Protection Agency (the "USEPA") and the Department of Toxic Substances Control of the Environmental Protection Agency of the State of California ("DTSC") are investigating certain transportation and disposal activities conducted by the Company and other companies. The Company has been, and from time to time may be, named as a PRP at other sites as a result of its transportation, treatment and disposal discontinued operations.

    The provision for loss on disposition of discontinued operations is based on various assumptions and estimates and is reevaluated periodically in light of current developments. The Company believes that the provision as of March 29, 1996 is reasonable; however, the ultimate effect of the divestiture on the consolidated financial condition of the Company is dependent upon future events, the outcome of which cannot be determined at this time. Outcomes significantly different from those used to estimate the provision for loss could result in a material adverse effect on the consolidated financial condition and results of operations of the Company.

QUANTERRA

    In June 1994, the Company and an affiliate of Corning Incorporated (Corning) combined the two companies' environmental analytical services businesses into a newly formed 50%/50% jointly-owned company (Quanterra). In connection with the formation of Quanterra, an integration plan was implemented to eliminate redundant laboratory facilities and duplicative overhead and systems. IT's portion of the charge for integration was $9,264,000, including $2,869,000 incurred directly by IT. In January 1996, the Company and Corning completed an agreement to recapitalize Quanterra which resulted in a change in Quanterra's ownership to 19% by IT and 81% by Corning. The Company reported a pre-tax charge of $24,595,000 related to the recapitalization transaction. At March 29, 1996, the Company's investment in Quanterra was $12,975,000. The Company will monitor the value of its investment in Quanterra on an ongoing basis and will recognize any impairment in value should it occur.

    The Company's agreements with Corning relating to Quanterra contain certain provisions which have affected, and in the future could effect, liquidity. IT was required by these agreements to contribute $2,500,000 to Quanterra in October 1995 and an additional $2,500,000 in January 1996 in connection with the recapitalization of Quanterra. The Company, as part of the recapitalization, is committed to contribute (as required for working capital purposes) up to an additional $2,500,000 to Quanterra (of which $475,000 was paid in March 1996 and another $475,000 was paid in April 1996) and has the option to make additional contributions to maintain its 19% interest.

POTENTIAL ADVERSE IMPACT OF PENDING LITIGATION

    The Company has several significant litigation and investigatory matters pending which the Company is defending vigorously. These matters include contractual and tort claims arising from services performed by the Company, government audits and investigations related to government contracts performed by the Company, and lawsuits brought by stockholders. Litigation is unpredictable by nature and if one or more of such matters were adversely decided to the Company, it could have a material adverse effect on the consolidated financial condition and results of operations of the Company.

DEPENDENCE ON ENVIRONMENTAL REGULATIONS

    Substantially all of the Company's revenue is generated either directly or indirectly as a result of federal and state laws, regulations and programs related to the environment. Accordingly, changes in these laws or regulations, or in governmental policies regarding the funding, implementation or enforcement of the programs, could have a material adverse effect on the Company's business.

INCREASED COMPETITIVE ENVIRONMENT AND CERTAIN MARKET CONDITIONS

    The environmental management industry is very competitive and increased competition, combined with changes in client procurement procedures, has resulted in market trends over the past several years toward lower contract margins, a client preference for fixed-price or unit-price contracts and unfavorable changes in contract terms and conditions in areas such as indemnification of the client by the Company of liabilities for damage or injury to third parties and property and for environmental fines and penalties. Additionally, certain of the Company's competitors have greater financial resources which allow for better access to bonding and insurance markets. The entry of large systems contractors and international construction and engineering firms into the environmental management industry has materially increased the level of competition for major federal governmental contracts and programs, which have been the primary source of the Company's revenue in the past several years. Over the past several years, there has been consolidation in the industry as certain of the larger corporations have acquired smaller firms which, although reducing the number of industry competitors to some degree, has increased the number of stronger competitors. The Company's ability to maintain or improve upon gross margins is heavily dependent on increasing utilization of professional staff at adequate margin levels and successfully performing large construction and remediation projects within budget. In the near term, maintaining current gross margin levels will require attention to cost containment programs in all service areas of the Company (See Federal Budget Authorization Delay and Regulatory Uncertainties). There can be no assurance that the Company's revenues and results of operations will not be adversely affected by these and other competitive factors.

DEPENDENCE ON GOVERNMENT MARKET AND RISKS OF GOVERNMENT CONTRACTING

    For the fiscal year ended March 29, 1996, approximately 65% of the Company's revenues were derived from federal government contracts. Over at least the next two fiscal years, the Company expects that the percentage of its revenues attributable to such clients will continue to be substantial. In addition to its dependence on governmental contracts, the Company also faces the risks associated with such contracting, which include substantial civil and criminal fines and penalties for, among other matters, failure to follow procurement integrity and bidding rules, employing improper billing practices or otherwise failing to follow cost accounting standards, receiving or paying kickbacks or filing false claims. Government contracting requirements are complex, highly technical and subject to varying interpretation. As a result of its government contracting business, the Company has been, is, and expects in the future to be, the subject of audits and investigations by government agencies. In addition to potential damage to the Company's business reputation, the failure to comply with the terms of one or more of its government contracts could also result in the Company's suspension or debarment from future governmental contract projects for a significant period of time. The fines and penalties which could result from noncompliance with appropriate standards and regulations, or the Company's suspension or debarment, could have a material adverse effect on the Company's business.

FEDERAL BUDGET AUTHORIZATION DELAY AND REGULATORY UNCERTAINTIES

    After the lengthy delays, the U.S. Congress has enacted legislation providing current fiscal year environmental cleanup budgets for US Department of Defense (DOD), US Department of Energy (DOE) and USEPA's Superfund which resulted in reductions of 12%, 7% and 10%, respectively, from prior year levels. For the upcoming fiscal year, the Clinton Administration has proposed budgets for each program that maintain this year's funding level. Congress is considering a substantial increase in USEPA's Superfund cleanup budget, contingent upon reauthorization of CERCLA this year, and a 5% increase in DOE's cleanup budget. Failure of the Congress to increase future environmental restoration funds may adversely affect future government contracting opportunities and funding of the Company's contracted backlog.

    Additionally, funding authority under CERCLA lapsed on December 31, 1995, and it is uncertain when reauthorization will occur or what the details of the legislation, including retroactive liability, cleanup standards, and remedy selection, may include. Uncertainty regarding possible Congressional rollbacks of environmental regulation and enforcement have led commercial clients to delay projects as well, although there are recent indications of a reduction in the likelihood of significant rollbacks. Contemplated changes in regulations could decrease the demand for certain of the Company's services, as customers anticipate and adjust to the new regulations. However, the proposed legislation could also result in increased demand for certain of the Company's services if regulatory changes decrease the cost of remediation projects or result in more funds being spent for actual remediation.

The ultimate impact of the proposed changes will depend upon a number of factors, including the overall strength of the U.S. economy and customers' views on the cost effectiveness of remedies available under the changed regulations.

    The federal budget authorization delay and regulatory uncertainties discussed above are putting increased pressure on the Company's business. Although funding trends under DOD contracts have recently improved and the Company has been awarded several new, large contracts in April and May 1996, it expects to report a net loss after preferred stock dividends of between $1,800,000 and $2,700,000, or $0.05 and $0.07 per share, for the first fiscal quarter ending June 28, 1996 on revenues of approximately $80,000,000. Based on recent trends, revenues are expected to progressively increase from first quarter levels during the remainder of fiscal year 1997.

EXPANDING ENVIRONMENTAL CONTRACTOR LIABILITIES AND REGULATORY RISKS

    All facets of the Company's business are conducted in the context of a rapidly developing and changing statutory and regulatory framework which creates significant risks for the Company, including potentially large civil and criminal liabilities from violations of environmental laws and regulations and liabilities to customers and to third parties for damages arising from performing services for clients. There have also been efforts to expand the reach of various environmental statutes to make contractor firms responsible for cleanup costs by claiming that environmental contractors are owners or operators of hazardous waste facilities or that they arranged for treatment, transportation or disposal of hazardous substances. Many clients contracting for environmental management services seek to shift to contractors a number of the risks of such projects, including the risk of completing the project in the event the contamination is either more extensive or difficult to resolve than originally anticipated, and possible liabilities for damages or injuries to third parties and property stemming from the release of hazardous materials or otherwise and for environmental fines and penalties. The Company has from time to time been involved in claims and litigation involving such disputes. Furthermore, the USEPA and other federal agencies have constricted significantly the circumstances under which it will indemnify its contractors against liabilities incurred in connection with certain projects. The Company has adopted a range of insurance and risk management programs designed to reduce potential liabilities, including insurance policies, programs to seek indemnity where possible in its contracts, other contract administration procedures, and employee health, safety, training and environmental monitoring programs. In addition, as a result of the substantial increase over the past several years in the percentage of the Company's revenue derived from work for governmental agencies, the Company has developed a company-wide government contracts compliance program. There can be no assurance that such programs will be adequate to protect the Company from such risks and in the case of insurance, that the Company's insurance program will continue to be available or that the dollar amount of any liability that the Company may incur will not exceed the policy limits of its coverage.

LIQUIDITY CONSTRAINTS

    The Company continues to have significant cash requirements, including working capital, capital expenditures, expenditures for the closure of its inactive disposal facilities and PRP matters (which are expected to increase from recent levels over the next several years), dividend obligations on the depositary shares and contingent liabilities. The recent decline in the Company's business combined with these significant cash requirements is expected to substantially reduce the Company's present combined cash position and availability under its bank line; however, subject to the progressive recovery of the Company's business during fiscal year 1997, the Company's liquidity position is expected to be sufficient to meet the foreseeable requirements.

INCINERATION MARKET UNCERTAINTIES

    Approximately 11% of IT's revenues in both fiscal years 1996 and 1995 were derived from large, complex thermal remediation contracts utilizing the Company's mobile, on-site Hybrid Thermal Treatment Systems-Registered Trademark- ("HTTS") thermal treatment technology. Incineration as an allowable remedy under CERCLA continues to come under legislative and regulatory pressures. If policies were implemented or regulations were changed such that the Company was unable to permit and use thermal treatment on remediation projects due to either regulatory or market factors, the Company would have to find alternative uses for its HTTS equipment. If alternative uses, such as foreign installations, were not found or were uneconomical, there could be a negative effect to the Company due to impairment of HTTS assets as well as lost project opportunities. The Company's backlog of contracts which utilize HTTS equipment was approximately $23,000,000 at March 29, 1996. The Company is actively pursuing other contract opportunities which utilize the HTTS equipment. At March 29, 1996, IT's HTTS equipment had a net book value of approximately $16,000,000.

FLUCTUATIONS IN OPERATING RESULTS AND STOCK PRICE

    The Company's future operating results and stock price could be subject to significant fluctuations and volatility. Fluctuations may be due to factors specific to the Company, to changes in analysts' estimates, or to factors affecting the environmental services industry or the securities markets in general. In addition, any decrease in revenues or quarterly results, or failure to meet market expectations, could have an immediate and significant adverse effect on the trading price of the Company's common stock in any given period. Additionally, if the Company does not maintain an earnings trend which supports the Company's net deferred tax asset, an increase in the deferred tax asset valuation allowance would be required, which could have a material effect on the Company's consolidated net worth.

INTENTION REGARDING PAYMENT OF COMMON STOCK DIVIDENDS

    The Company currently retains all of its earnings for investment in and operation of its business, and does not anticipate paying any cash dividends in the foreseeable future. There can be no assurance that the Company will pay cash dividends at any time, or that the failure to pay dividends for a period of time will not adversely affect the market price of the Company's Common Stock.

                              SELLING SHAREHOLDERS

    The Selling Shareholders listed below received their shares of Common Stock of the Company in connection with the Company's acquisition of Gradient. Pursuant to the terms of the Stock Purchase Agreement, the Company agreed to use its best efforts to register for offer or sale to the public the shares of Common Stock of the Company issued to the Selling Shareholders pursuant thereto. The registration of the Securities, however, does not necessarily mean that all or any of the Securities will be sold by the Selling Shareholders.

                                                            SHARES OWNED AND
SELLING SHAREHOLDER                                          OFFERED HEREBY
- ----------------------------------------------------------  -----------------
Brian L. Murphy...........................................         158,682
Neil S. Shifrin...........................................         159,398
Barbara D. Beck...........................................          35,288
Peter A. Valberg..........................................           2,565
A. Dallas Wait............................................           2,445

                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

    Sales of the Securities offered hereby may be made on the NYSE or the PSE or the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Securities may be sold in (i) a block trade in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) transactions in which a broker or dealer acts as principal and resells the Securities for its account pursuant to this Prospectus, (iii) an exchange distribution in accordance with the rules of such exchange, and (iv) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Certain Selling Shareholders also may, from time to time, authorize underwriters acting as their agents to offer and sell Securities upon such terms and conditions as shall be set forth in any prospectus supplement. Underwriters, brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to sale. Such underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

    There is no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Securities covered by this Prospectus.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements and schedule of International Technology Corporation appearing in International Technology Corporation's Annual Report (Form 10-K) for the year ended March 29, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities to be registered, all of which shall be paid by the Company, are as follows:

SEC registration fee.............................................  $   316.36
NYSE and PSE listing fees........................................    1,300.00
Legal fees and expenses*.........................................    5,000.00
Accounting fees and expenses*....................................    5,000.00
Blue sky fees and expenses*......................................    1,000.00
Miscellaneous expenses*..........................................    1,000.00
                                                                   ----------
    Total........................................................  $13,616.36
                                                                   ----------
                                                                   ----------

- ------------------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The General Corporation Law of the State of Delaware, the state of incorporation of the Company, and the Bylaws of the Company provide for indemnification of officers and directors. Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified is made by a majority of disinterested directors, independent legal counsel or the stockholders.

    Directors and officers of the Company are covered under policies of directors' and officers' liability insurance. The directors and all officers serving International Technology Corporation as Senior Vice President or in a higher position are parties to Indemnity Agreements (the "Indemnity Agreements"). The Indemnity Agreements provide indemnification for the directors and covered officers in the event the directors' and officers' liability insurance does not cover a particular claim for indemnification or if such a claim or claims exceed the limits of such coverage. The Indemnity Agreements are generally intended to provide indemnification for any amounts a director or covered officer is legally obligated to pay because of claims arising out of the director's or officer's service to International Technology Corporation.

ITEM 16.  EXHIBITS

    The Exhibit Index is attached hereto on page II-4.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered thereby and the offerings of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matters has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 27th day of June, 1996.

                                INTERNATIONAL TECHNOLOGY CORPORATION

                                By:  /s/ ANTHONY J. DELUCA
                                     -------------------------------------------
                                     Anthony J. Deluca
                                     President and Acting Chief Executive
                                     Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints [Anthony J. DeLuca and Philip H. Ockelmann,] and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                          TITLE                  DATE
- ------------------------------------  --------------------------  --------------
        /s/ E. MARTIN GIBSON
- ------------------------------------  Chairman of the Board       June 27, 1996
          E. Martin Gibson

        /s/ DONALD S. BURNS
- ------------------------------------  Director                    June 27, 1996
          Donald S. Burns

        /s/ KIRBY L. CRAMER
- ------------------------------------  Director                    June 27, 1996
          Kirby L. Cramer

      /s/ RALPH S. CUNNINGHAM
- ------------------------------------  Director                    June 27, 1996
        Ralph S. Cunningham

        /s/ W. SCOTT MARTIN
- ------------------------------------  Director                    June 27, 1996
          W. Scott Martin

        /s/ JAMES C. MCGILL
- ------------------------------------  Director                    June 27, 1996
          James C. McGill

         /s/ HENRY E. RIGGS
- ------------------------------------  Director                    June 27, 1996
           Henry E. Riggs

         /s/ JACK O. VANCE
- ------------------------------------  Director                    June 27, 1996
           Jack O. Vance

                                      President and Acting Chief
       /s/ ANTHONY J. DELUCA           Executive Officer, Chief
- ------------------------------------   Financial Officer          June 27, 1996
         Anthony J. DeLuca             (Principal Executive and
                                       Financial Officer)

      /s/ PHILIP H. OCKELMANN         Vice President, Treasurer
- ------------------------------------   (Principal Accounting      June 27, 1996
        Philip H. Ockelmann            Officer)

                               INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
 NUMBER                                 DESCRIPTION                                    PAGE
- --------   ----------------------------------------------------------------------  -------------
   2       Stock Purchase and Sale Agreement dated February 21, 1996 previously filed with the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1996 and incorporated herein by this
            reference............................................................

   4.1     Certificate of Incorporation, as amended (previously filed with the
            Annual Report on Form 10-K for the fiscal year ended March 31, 1988 and incorporated herein by this reference)...........................

   4.2     Bylaws, as amended (filed with the Company's Annual Report on Form
            10-K for the fiscal year ended March 29, 1996 and incorporated herein by this reference)...................................................

   5.1     Opinion of Gibson, Dunn & Crutcher LLP................................

  23.1     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5).......

  23.2     Consent of Ernst & Young LLP, independent auditors....................

  24       Power of Attorney (included at page II-3).............................